Exhibit 21.1

Subsidiary Information
As of February 18, 2026

Entity Name	Jurisdiction of Incorporation
Bausch & Lomb Argentina S.R.L.	Argentina
Waicon Vision S.A.	Argentina
AcuFocus Australia Pty. Ltd.	Australia
Bausch & Lomb (Australia) Pty Ltd	Australia
Bausch & Lomb Australia Holdings Pty Ltd.	Australia
Bausch & Lomb Gesellschaft m.b.H.	Austria
BAUSCH HEALTH LLC	Belarus
Bausch & Lomb Pharma S.A.	Belgium
BL Indústria Ótica Ltda.	Brazil
Bausch & Lomb (Shanghai) Trading Co., Ltd.	China
Beijing Bausch & Lomb Eyecare Company Ltd	China
Shandong Bausch & Lomb Freda New Packaging Materials Co., Ltd.	China
Shandong Bausch & Lomb Freda Pharmaceutical Co. Ltd.	China
Zhejiang Starview Medical Technology Co., Ltd.	China
PHARMASWISS društvo s ograničenom odgovornošću za trgovinu i usluge (aka PharmaSwiss d.o.o. Croatia)	Croatia
Bausch & Lomb France	France
Cutting Edge	France
Laboratoire Chauvin	France
Bausch & Lomb GmbH	Germany
B L E P Holding GmbH	Germany
Dr. Gerhard Mann chem.-pharm. Fabrik GmbH	Germany
Dr. Mann Limited & Co. KG.	Germany
Dr. Robert Winzer Pharma GmbH	Germany
ELIOS Vision GmbH	Germany
Grundstückverwaltungsgesellschaft Dr. G.M. chem.-pharm. Fabrik GmbH	Germany
Technolas Perfect Vision GmbH	Germany
Bausch Health Hellas Single-Member Pharmaceuticals Société Anonyme (aka Bausch Health Hellas)	Greece
Bausch & Lomb (Hong Kong) Limited	Hong Kong
Sino Concept Technology Limited	Hong Kong
Bausch & Lomb India Private Limited	India
PT Bausch Lomb Indonesia	Indonesia
Bausch + Lomb Ireland Limited	Ireland
Bausch & Lomb-IOM S.P.A.	Italy
B.L.J. Company Limited	Japan
Bausch Health LLP	Kazakhstan
Bausch & Lomb Korea Co. Ltd.	Korea
Bausch Health Korea Co., Ltd.	Korea
Bescon Co., Ltd.	Korea
Bausch & Lomb (Malaysia) Sdn. Bhd.	Malaysia
Bausch & Lomb México Holdings, S.A. de C.V.	Mexico

Bausch+Lomb Netherlands B.V.	Netherlands
Bausch & Lomb (New Zealand) Limited	New Zealand
Bausch Health Peru, S.R.L.	Peru
Bausch & Lomb Philippines Inc.	Philippines
Bausch & Lomb Poland Spółka z ograniczoną odpowiedzialnością (aka Bausch & Lomb Poland sp. z o.o.)	Poland
Valeant Med Spółka z ograniczoną odpowiedzialnością (aka Valeant Med sp z.o.o.)	Poland
Bausch Health Romania S.R.L.	Romania
Bausch Health Limited Liability Company (aka Bausch Health LLC)	Russian Federation
Bausch and Lomb Arabia Regional Headquarters	Saudi Arabia
Bausch & Lomb (Singapore) Private Limited	Singapore
Bausch & Lomb (South Africa) Pty Limited	South Africa
Soflens (Proprietary) Limited	South Africa
Bausch & Lomb S.A.	Spain
Cutting Edge Surgical España	Spain
Servicio Integral De Esterilización, S.L.U.	Spain
Servicio Integral Hospitalario, S.L.U.	Spain
Bausch & Lomb Nordic AB	Sweden
Bausch & Lomb Swiss AG	Switzerland
Bausch & Lomb Taiwan Limited	Taiwan
Bausch & Lomb (Thailand) Limited	Thailand
Bausch & Lomb Sağlik ve Optik Ürünleri Ticaret A.Ş.	Turkey
“Bausch Health” Limited Liability Company (aka “Bausch Health” LLC)	Ukraine
Bausch Health Trading DWC - LLC	United Arab Emirates
Bausch & Lomb U.K. Limited	United Kingdom
Kestrel Ophthalmics Ltd.	United Kingdom
Sterimedix Limited	United Kingdom
AcuFocus Holdings, Inc.	Delaware
AcuFocus, Inc.	Delaware
Audrey Enterprise, LLC	Delaware
Bausch Foundation, LLC	Delaware
Bausch & Lomb Americas Inc.	Delaware
Bausch & Lomb Financing LLC	Delaware
Elios Vision, Inc.	Delaware
Kedalion Therapeutics, Inc.	Delaware
Synergetics IP, Inc.	Delaware
TearLab Corporation (d/b/a Trukera Medical)	Delaware
TearLab Research, Inc. (d/b/a Trukera Medical)	Delaware
Whitecap Biosciences LLC	Delaware
Total Titanium, Inc.	Illinois
Synergetics, Inc.	Missouri
Paragon BioTeck, Inc.	Nevada
Alden Optical Laboratories, Inc.	New York
Bausch & Lomb Incorporated	New York